Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

MASTER PLEDGE AGREEMENT

BETWEEN

Exworth Union Inc., Pledgor

and

[***], as Lender

This Master Pledge Agreement is by and between Exworth Union Inc. having an address of 51 John F. Kennedy Parkway, Short Hills, Suite 135, Short Hills, NJ 07078(the “Pledgor”) and [***], a [***] limited liability company, with its principal office located at [***] (the “Lender”).

RECITALS:

A. The Pledgor and the Lender are entering into a Master Loan Agreement contemporaneously herewith (the “Master Loan Agreement”) providing for the making of a loan to the Pledgor in the amount, and subject to the terms and conditions, specified in the Master Loan Agreement.

B. The Pledgor is the sole legal and beneficial owner of the Bitcoins (the “Pledged Collateral”).

C. The execution and delivery of this Master Pledge Agreement and the pledge by the Pledgor to the Lender of its rights in the Pledged Collateral (as hereinafter defined) constitute conditions precedent to the obligation of the Lender to make a loan to the Pledgor pursuant to the terms of the Master Loan Agreement.

ACCORDINGLY, in consideration of and in order to induce the Lender to execute and deliver the Master Loan Agreement and to make and maintain a loan thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees as follows:

SECTION 1

DEFINITIONS

1.1 Defined Terms. Capitalized terms that are not defined herein have the respective meanings ascribed to them in the Master Loan Agreement. The Definitions Section from the Master Loan Agreement, Section 1, executed contemporaneous with this Master Pledge Agreement, is hereby incorporated by reference into the Master Pledge Agreement as if fully set forth herein.

1.2 Use of Defined Terms. Unless otherwise expressly specified herein, defined terms denoting the singular number shall, when in the plural form, denote the plural number of the matter or item to which such defined terms refer, and vice-versa. The Section, Schedule and Exhibit headings used in this Master Pledge Agreement are descriptive only and shall not affect the construction or meaning of any provision of this Master Pledge Agreement. Unless otherwise specified, the words “hereof,” “herein,” “hereunder” and other similar words refer to this Master Pledge Agreement as a whole and not just to the Section, subsection or clause in which they are used; and the words “this Master Agreement” refer to this Master Pledge Agreement. Unless otherwise specified, references to Sections, Recitals, Schedules and Exhibits are references to Sections of, and Recitals, Schedules and Exhibits to this Master Agreement.

1.3 Statements as to Knowledge. Any statements, representations or warranties which are based upon the knowledge of the Pledgor shall be deemed to have been made after due inquiry with respect to the matter in question but without the Pledgor being required to seek an opinion of counsel with respect thereto.

SECTION 2

PLEDGE

2.1 Pledge by Pledgor. The Pledgor hereby pledges and assigns to the Lender, and hereby transfers to the Lender, all right, title, ownership and interest in and to the following described property: 100 Bitcoins (the “Pledged Collateral”) and all cash, or other property representing a distribution in respect of the Pledged Collateral, or resulting from a split-up, revision, reclassification or other like change of the Pledged Collateral or otherwise received in exchange therefore (collectively, the “Pledged Collateral”).

SECTION 3

NATURE OF LOAN AND PLEDGE

3.1 Non-Recourse Loan and Pledge. Subject to the qualification below, Lender agrees, for itself, its representatives, successors and assigns that: (i) the Lender, and any representative, successor or assignee, shall look only to the property identified in this Pledge Agreement for payment of the Obligations and will not make any claim or institute any action or proceeding against the Pledgor, or any representatives, successors, assigns or affiliate of the Pledgor, for any deficiency remaining after collection upon the Pledged Collateral, and (ii) the Pledgor shall have no personal liability for the Obligations except as provided below.

Provided, however, notwithstanding the foregoing, the Pledgor is and will remain personally liable for any deficiency remaining after collection against the Pledged Collateral to the extent of any loss suffered by Lender, or its representatives, successors, endorsees or assigns, is caused by Pledgor based in whole or in part upon damages arising from any fraud, misrepresentations or the breach of any representation, warranty or agreement in the Loan Documents.

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SECTION 4

SCOPE OF PLEDGE AND REDELIVERY OF THE PLEDGED COLLATERAL

4.1 Pledge Absolute. The Pledgor hereby agrees that this Master Pledge Agreement shall be binding upon the Pledgor and any representatives, heirs, successors and assigns and that the Pledge of the Pledged Collateral hereunder shall be irrevocable and unconditional. The Lender may take any actions with respect to the Pledged Collateral as expressly permitted under this Master Pledge Agreement as the Lender, in its sole and absolute discretion, may deem to be advisable.

4.2 Termination and Redelivery of the Pledged Collateral. The Master Pledge Agreement shall terminate when all of the Pledgor’s Obligations have been paid in full. Within five (5) business days of the Pledgor’s satisfaction of the Obligations, the Lender shall reassign all right, title, ownership and interest in identical Bitcoins. Provided, however, that this Master Pledge Agreement shall be reinstated if any payment in respect of the Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the Lender for any reason (other than due to the default, fraud or negligence of the Lender), including without limitation by reason of the insolvency or bankruptcy of the Pledgor. For the purpose of this Master Pledge Agreement and the Loan Documents, a return of identical Bitcoins means a return of the Pledged Collateral as modified as a result of any split-up, revision, reclassification or other like change of the Pledged Collateral. Any additional Bitcoins tendered to cure the Valuation Event do become part of the Pledged Collateral, and such Bitcoins or cash payment are subject to redelivery at Maturity.

4.3 Risk of Loss. This Master Pledge Agreement and the Loan Documents are not intended to, nor do they, reduce the risk of loss or opportunity for gain for the Pledgor. The Pledgor retains all opportunity for gain or loss on the Bitcoins over the term of the agreements until maturity and termination.

SECTION 5

REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties. The Pledgor hereby represents and warrants as follows to the best of its knowledge and belief:

(a) The Pledgor has legal title to the Pledged Collateral and is the sole record and beneficial owner of the Pledged Collateral. The Pledgor has good and lawful authority to pledge all of the Pledged Collateral in the manner hereby done or contemplated. The Pledged Collateral is not now subject to any Liens, security interests, charges or encumbrances of any kind or nature. The Pledged Collateral is not subject to any contractual, statutory, regulatory or other restriction upon the transfer thereof, and no right, warrant or option to acquire any of the Pledged Collateral exists in favor of any other Person.

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(b) The Pledged Collateral is freely transferable and no authorizations, approvals and consents, and no filings or registrations with any governmental or regulatory authority or agency or any other Person are necessary for the execution, delivery or performance by the Pledgor of this Master Agreement or for the validity or enforceability hereof.

(c) Any information furnished by the Pledgor to the Lender in connection with the negotiation and preparation of the Loan Documents do not contain any omissions or misstatements of fact which would make the statements contained therein misleading or incomplete in any material respect.

(d) This Master Pledge Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

SECTION 6

APPOINTMENT OF AGENTS AND ACTIONS BY LENDER

6.1 Lender’s Appointment of Agent and Lender’s Rights. The Lender shall have the right to appoint one or more agents for the purpose of receiving possession of the Pledged Collateral, which may be held in the name of the Lender or any nominee of the Lender or any agent appointed by the Lender. The Lender may combine the Pledged Collateral with other assets and is under no obligation to sequester or escrow the Pledged Collateral.

6.2 Authority and Rights of the Pledged Collateral. The Pledgor acknowledges that the Lender has all rights associated with the Pledged Collateral, including any distributions associated with the Pledged Collateral, during the term of this Master Pledge Agreement.

6.3 No Obligation to Apply Money or Funds Received Resulting from the Use of Pledged Collateral. The Lender has no obligation to apply money or funds resulting from the use, trading investment, or other disposition of any Pledged Collateral to reduce the Loan Principal Amount or another Obligation under the Master Loan Agreement.

SECTION 7

EVENTS OF DEFAULT AND REMEDIES

7.1 Events of Default. An “Event of Default” shall exist if any one or more of the events set out in Section 8.1 of the Master Loan Agreement shall occur with respect to the Pledgor.

7.2 Rights Upon an Uncured Event of Default. If at any time an Event of Default has occurred and is continuing beyond any applicable cure period, the non-defaulting party shall issue a written notice to the defaulting party specifying the relevant Event of Default (a “Default Notice”), and designate a day not earlier than the day such notice is effective as an early termination date due to default (“Early Termination Date”).

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This Master Pledge Agreement and all obligations of the Lender and the Pledgor hereunder shall terminate on the Early Termination Date. In the event of any claim whatsoever or howsoever made by the Lender against the Pledgor under or in connection with this Master Pledge Agreement, other than resulting from fraud or from misrepresentation, the Lender releases and discharges the Pledgor from any such claim and the Lender will have recourse only to the Pledged Collateral, any proceeds derived therefrom, from time-to-time, and the aggregate amount realised from any liquidation of or enforcement against the Pledged Collateral.

SECTION 8

APPLICATION OF PROCEEDS OF PLEDGED COLLATERAL IN EVENT OF DEFAULT

8.1 Application of Proceeds of Collateral Upon Sale. If the Loan terminates due to an Event of Default, the Lender shall apply the proceeds of the sale of any Pledged Collateral held by the Lender at the time that the Lender chooses to exercise its rights in an Event of Default as follows:

(i)	first, to the payment of any amounts due and unpaid under the Master Loan Agreement; and

(ii)	second, to satisfy the Obligations and to such other use as the Lender may elect.

This section does not require that the Lender apply the proceeds of the sale of any Pledged Collateral that may occur during the term of the Loan to reduce the Loan Principal Amount or any other Obligations.

SECTION 9

ARBITRATION

Arbitration in the Event of Dispute

9.1 Section 9 of the Master Loan Agreement shall mutatis mutandis, apply to this Master Pledge Agreement.

SECTION 10

INDEMNITY AND LIMITATION OF LIABILITY

10.1 Either party shall indemnify and hold the other party harmless against any and all claims, demands, proceedings, suits, actions, damages, liabilities, losses, expenses and costs (which shall include, but not limited to all costs of defense, investigation and accounting and legal fees) to which the other party may become subject as a result of the defaulting party’s fraud, negligence, wilful misconduct or breach of any obligation under this Master Pledge Agreement.

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10.2 Neither party shall be liable for any indirect, incidental or consequential loss or damages, including loss revenue or profits or losses arising from its normal course of business, even if a party has been advised of the possibility of such damages.

10.3 Each provision of this Section operates independently and survives the termination of this Master Pledge Agreement.

SECTION 11

MISCELLANEOUS

11.1 Notices. All notices, requests or other communications to either of the parties by the other shall be in writing, sent by overnight mail by a reputable commercial carrier, or by electronic mail and shall be deemed duly given on the earlier of the date the same is delivered in person or when deposited in the mail, postage prepaid, to the following addresses, or to such other addresses as the addressee has by prior notice to the sender specified for the purpose in writing:

If to the Lender:

[***]

If to the Pledgor:

Exworth Union Inc. 51

JFK Parkway, Suite 135

Short Hills, NJ 07078 eason@exworth.group

Either party may designate by notice in writing to the other a new address to which notices, requests and other communications hereunder shall be given.

11.2 Governing Law. This Agreement and all instruments delivered hereunder shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China. Any and all claims, controversies, and causes of action arising out of or relating to this agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, including its statutes of limitations, without giving effect to any conflict-of-laws rule that would result in the application of the laws of a different jurisdiction.

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11.3 Further Assurances. The Pledgor hereby agrees to execute and deliver such further instruments and documents as may be reasonably requested by the Lender in order to carry out fully the intent and accomplish the purposes of this Agreement and the transactions referred to herein. The Pledgor agrees to take any action which the Lender may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Lender by this Master Pledge Agreement and each other agreement, instrument and document delivered to the Lender in connection herewith.

11.4 Survival of Agreements. Except as herein provided, all agreements, representations and warranties made herein and in any certificate delivered pursuant hereto, shall survive the execution and delivery of this Master Pledge Agreement.

11.5 Waivers. No failure to exercise and no delay in exercising, any right, power or privilege under this Master Pledge Agreement or any agreement or instrument delivered to either party hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Master Pledge Agreement shall be effective unless agreed to in writing by the parties and any such waiver shall not constitute a waiver in the future of any of the provisions of any of the foregoing documents, except as may be specifically provided in any such waiver. No course of dealing between the Pledgor and the Lender shall operate as a waiver of any of the rights of the parties under this Agreement.

11.6 Unless the context otherwise requires, when used herein, the singular includes the plural, and vice-versa, and the masculine includes the feminine and neuter, and vice-versa.

11.7 Captions. Captions used herein are inserted for convenience only and shall not be given any legal effect.

11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

11.9 Confidentiality. This Master Pledge Agreement is to be kept confidential and is not to be reproduced in any manner whosoever for persons other than the parties hereto. Each party agrees not to circumvent the legitimate interests of the other party and to maintain this transaction in strict confidentiality.

Each Party (Receiving Party) agrees that in the course of performance of this Master Pledge Agreement it may obtain or otherwise become aware of information of a confidential nature pertaining to the business, finances, trade, operations or other information (Confidential Information) belonging to or pertaining to the other party (Disclosing Party). The Receiving Party shall not disclose any part of the Confidential Information to any person other than whose knowledge is essential for the performance of this Master Pledge Agreement. The obligations specified in this clause do not apply to any Confidential Information to the extent that it is now or subsequently becomes publicly available through no fault of the Receiving Party or which the Receiving Party can demonstrate was known to it before receipt from the Disclosing Party, or which is or has been received from another source without obligation as to confidentiality, or which is required to be disclosed by law or regulating authority, or which is or has been independently developed by the Receiving Party without reference to the information disclosed to it by the Disclosing Party. The provisions of this Section 11.9 shall survive the termination of this Master Pledge Agreement.

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11.10 Force Majeure. Notwithstanding any provision of this Master Pledge Agreement, neither party shall be liable for its inability in performing any of its obligations hereunder (other than an obligation to make payment) if such inability is caused by or arises as a result of a Force Majeure Event. For the purposes of this clause a Force Majeure Event means any circumstances beyond the reasonable control of the relevant party including, without limitation, inability or delay caused through acts of God, fire, flood, riot, industrial dispute of any kind (other than disputes involving that party’s own employees or the employees of an affiliate of that party), lightning, explosion, civil commotion, malicious damage, storm, tempest, acts or omissions of communications carriers or any third party, act of government or other regulatory authority, acts or omissions of persons or bodies for whom the party affected thereby is not responsible, and any other circumstances beyond the reasonable control of the relevant party.

The party affected by the Force Majeure Event shall promptly notify the other of the estimated extent and duration of such inability to perform its obligations hereunder and in the event that this Master Pledge Agreement cannot be performed according to its terms for a continuous period of one (1) month by reason of such Force Majeure Event, the affected Party shall be entitled to terminate this Master Pledge Agreement forthwith without any liability whatsoever to the other.

11.11 Assignment. This Master Pledge Agreement cannot be assigned nor transferred by a party without the prior written consent of the other party. Such consent shall not to be unreasonably withheld.

11.12 Entire Agreement. This Master Pledge Agreement contains the entire agreement between the parties hereto and may be amended, changed or terminated only by an instrument in writing signed by the parties hereto. The parties hereby acknowledge and represent that they have not relied on any representation, assertion, guarantee, explanation, warranty, collateral contract or other assurance, except those set out in this agreement, made by or on behalf of any other party or any other person or entity whatsoever, prior to the execution of this agreement. The parties hereby waive all rights and remedies, at law or in equity, arising or which may arise as the result of a party’s reliance on such representation, assertion, guarantee, explanation, warranty, collateral contract or other assurance.

11.13 Amendments. Amendments to this Master Pledge Agreement (including the adding or updating of any Annex, appendices, annexures or schedule) shall not be effective unless in writing and signed by authorized signatories on behalf of both parties.

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IN WITNESS WHEREOF, the Pledgor has duly executed this Master Pledge Agreement and it is effective as of the date executed.

PLEDGOR:

EXWORTH UNION INC.

/s/ Zhihao Chen
Signature

Zhihao Chen
Printed Name

Director
Title

May 28, 2022
Date

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